Exhibit 10(zz)

ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS: That the Maker of this instrument, TLM HOLDINGS CORP. (hereinafter referred to as the “Assignor”), has assigned, transferred, and delivered, and by these presents does assign, transfer, and deliver, unto ACCESS WORLDWIDE COMMUNICATIONS, INC. (hereinafter referred to as the “Assignee”), all of the Assignor’s right, title, and interest in the Consulting Agreement dated June 24, 1999, as amended from time to time (the “Agreement”), and the Assignee hereby accepts said assignment and agrees to be bound by and perform all of Assignor’s rights and obligations under and pursuant to the Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto caused their hands and seals to be affixed as of this 1st day of January, 2003.

TLM HOLDINGS CORP.

By:

ACCESS WORLDWIDE COMMUNICATIONS, INC.

By: